EXHIBIT 1

DOMINION RESOURCES, INC.

10,000,000 Shares of Common Stock

PURCHASE AGREEMENT

September 7, 2004

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Dominion Resources, Inc. (the Company) and, at the Company’s request in connection with the letter agreement dated the date hereof (the Forward Agreement) between the Company and Merrill Lynch International (MLI) relating to the forward sale by the Company of a number of shares of Common Stock (as defined below) equal to the number of shares of Common Stock to be borrowed and sold by MLI pursuant to this Purchase Agreement, MLI, confirm their agreement with you with respect to the sale by MLI (with MLI acting at the Company’s request), and the purchase by you, of 10,000,000 shares (the Firm Shares) of Common Stock (no par value) of the Company (the Common Stock) and, at your option, up to an additional 1,000,000 shares of Common Stock (the Option Shares) on the terms and for the purposes set forth in Section 4.

The shares of Common Stock to be sold by MLI to you are hereinafter referred to as the “Borrowed Shares”. Capitalized terms used herein without definition shall be used as defined in the Prospectus (as hereinafter defined), except as otherwise noted herein. This agreement shall be referred to herein as the “Purchase Agreement.”

1. Intentionally omitted.

2. Intentionally omitted.

3. Representations and Warranties.

(a) The Company represents and warrants to and agrees with you that:

(i) A registration statement, No. 333-106790 on Form S-3 for the registration of the Borrowed Shares under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the “Registration Statement”; the prospectus relating to the Borrowed Shares and other securities included in the Registration Statement, which prospectus is now proposed to be supplemented by a prospectus supplement relating to the Borrowed Shares to be filed with the Commission under the Securities Act, as completed and as so supplemented, is hereinafter referred to as the “Prospectus”. As used herein, the terms “Registration Statement” and “Prospectus” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the Incorporated Documents).

(ii) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act) and the rules, regulations and releases of the Commission (the Rules and Regulations); neither the Registration Statement on the date it was declared effective (the Effective Date) nor the Prospectus on the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date (as defined below), the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 3(a)(ii) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to the Company by you for use in the Registration Statement or Prospectus; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

(iii) Except as reflected in, or contemplated by, the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement and the Prospectus.

(iv) Deloitte & Touche LLP, who has certified certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

(v) Consolidated Natural Gas Company, Dominion Exploration & Production, Inc., Dominion Energy, Inc., Dominion Transmission, Inc. and Virginia Electric and Power Company are the only Significant Subsidiaries of the Company as such term is defined in Rule 1-02 of Regulation S-X. All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, with the exception of the outstanding preferred stock of Virginia Electric and Power Company which is owned by third parties, the capital stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

(vi) The execution, delivery and performance of this Purchase Agreement and the consummation of the transactions contemplated in this Purchase Agreement and in the Registration Statement (including the issuance and sale of the Settlement Shares (as such term is defined in the Forward Agreement) on each Settlement Date (as such term is defined in the Forward Agreement) and the use of proceeds as described in the Prospectus under the caption USE OF PROCEEDS) and compliance by the Company with its obligations under this Purchase Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Settlement Shares as contemplated by this Purchase Agreement and the Forward Agreement.

(vii) The Borrowed Shares have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights.

(viii) The Common Stock (other than the Settlement Shares) is, and upon issuance the Settlement Shares will be, listed on the New York Stock Exchange.

(ix) The Company is not, and, after giving effect to the offering and sale of the Borrowed Shares and the Settlement Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

(x) The Forward Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) The Settlement Shares to be purchased by MLI from the Company pursuant to the Forward Agreement, whether pursuant to physical settlement, net stock settlement, as a result of acceleration of the Forward Agreement or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to MLI pursuant to the Forward Agreement against payment in consideration as set forth therein, will be validly issued and fully paid and non-assessable.

(b) MLI represents and warrants to and agrees with you that:

(i) This Purchase Agreement has been duly authorized, executed and delivered by MLI and, at the Closing Date, MLI will have full right, power and authority to sell, transfer and deliver the Borrowed Shares.

(ii) The Forward Agreement has been duly authorized, executed and delivered by MLI and constitutes a valid and binding obligation of MLI, enforceable against MLI in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii) MLI will, at the Closing Date, have the free and unqualified right to transfer the Borrowed Shares to be sold by MLI hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefore as herein contemplated, assuming that you have no notice of any adverse claim, you will have the free and unqualified right to transfer the Borrowed Shares purchased by you from MLI, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

4. Purchase. On the basis of the representations and warranties herein contained, but subject to the terms and conditions set forth in this Purchase Agreement, MLI agrees to sell to you, and you agree to purchase from MLI, at the price, place and time specified, the total number of Firm Shares set forth in Schedule I hereto. In addition, MLI agrees to sell the Option Shares to you, and you, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, have the option to purchase the Option Shares. Such option is granted solely for the purposes of covering over-allotments in the sale of the Firm Shares and is exercisable as provided herein. The price of both the Firm Shares and the Option Shares shall be as set forth in Schedule I hereto.

MLI shall not be obligated to deliver any of the Borrowed Shares to be delivered on the First Closing Date (as hereinafter defined) or the Second Closing Date (as hereinafter defined), as the case may be, except upon payment for all the Borrowed Shares to be purchased on such Closing Date as provided herein.

5. Time and Place of Closing. Delivery of the Firm Shares to, and payment therefor by, you shall be made at the time, place and date specified in Schedule I or such other time, place and date as you and the Company and MLI may agree upon in writing. The hour and date of such delivery and payment are herein called the “First Closing Date” or the “Closing Date”, as the context implies. On the First Closing Date, MLI, through the facilities of The Depository Trust Company (DTC), shall deliver or cause to be delivered a securities entitlement with respect to the Firm Shares to you against payment of the purchase price by wire transfer of same-day funds to a bank account designated by MLI. Time shall be of the essence, and delivery at the time and place specified pursuant to this Purchase Agreement is a further condition of your obligation hereunder. Upon delivery, the Firm Shares shall be registered in the name of Cede & Co., as nominee for DTC.

At any time on or before the thirtieth day after the date of this Purchase Agreement, the option granted in Section 4 may be exercised by your written notice being given to the Company and to MLI. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the denominations in which the Option Shares are to be issued and the date and time, as determined by you, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Closing Date nor earlier than the fourth business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as the “Second Closing Date” and the First Closing Date and the Second Closing Date are sometimes each referred to as a “Closing Date”.

Delivery of and payment for the Option Shares shall be made at the place specified pursuant to the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement among you, the Company and MLI) at 10:00 A.M., Richmond, Virginia time, on the Second Closing Date. On the Second Closing Date, MLI, through the facilities of

DTC, shall deliver or cause to be delivered a securities entitlement with respect to the Option Shares to you for your account against payment of the purchase price by wire transfer of same-day funds to a bank account designated by MLI. Time shall be of the essence, and delivery at the time and place specified pursuant to this Purchase Agreement is a further condition of your obligation hereunder. Upon delivery, the Option Shares shall be registered in the name of Cede & Co., as nominee of DTC.

6. Covenants of the Company. The Company agrees that:

(a) If you so request, the Company, on or prior to the Closing Date, will deliver to you conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by you. You will be deemed to have made such a request for copies for yourself and Troutman Sanders LLP, your counsel, with respect to any such documents that are not electronically available through the Commission’s EDGAR filing system.

(b) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Prospectus, (ii) any fees payable to DTC in connection with the delivery of the Borrowed Shares, and (iii) the printing and delivery to you, in reasonable quantities, of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended). In addition, the Company will pay the reasonable out of pocket fees and disbursements of your counsel, Troutman Sanders LLP, in connection with the qualification of the Borrowed Shares under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by you or the Company).

(c) If, during the time when a prospectus relating to the Borrowed Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will (i) notify you to suspend solicitation of purchases of the Borrowed Shares and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to you and Troutman Sanders LLP. Any such documents or amendments which are electronically available through the Commission’s EDGAR filing system shall be deemed to have been furnished by the Company to you and Troutman Sanders LLP.

(d) The Company will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford you a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise you promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(e) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(f) The Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Borrowed Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

(g) Fees and disbursements of Troutman Sanders LLP in their capacity as counsel for you (exclusive of fees and disbursements of such counsel which are to be paid as set forth in Section 6(b)), shall be paid by you; provided, however, that if this Purchase Agreement is terminated in accordance with the provisions of Section 7 or 8 hereof, the Company shall reimburse you for the amount of such fees and disbursements.

(h) The Company shall not, and it shall prior to closing obtain from its executive officers (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act) (the Executive Officers) and its directors their agreement not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (collectively, “Common Securities”), or file any Registration Statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, any such securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, for a period of 60 days from the date hereof without your prior written consent other than (A) pursuant to this Purchase Agreement; (B) the Company’s Treasury PIESsm, Corporate PIES, Upper DECSsm Treasury Units or Upper DECS Corporate Units to be created or recreated upon substitution of pledged securities or shares of Common Stock issuable upon settlement, including early settlement, of the Company’s Corporate PIES, Treasury PIES, Upper DECS Treasury Units or Upper DECS Corporate Units; (C) any shares of Common Stock issued by the Company upon exercise of an option, warrant, or the conversion of a security outstanding on the date hereof; (D) any shares of Common Stock issued, or options to purchase such shares granted (or the sale by any Executive Officers or directors of the Company of Common Stock received as dividends) in connection with any of the Company’s employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Direct Investment plan or the sale of shares of Common Stock, including through the exercise of stock options, by any Executive Officer or director under a Rule 10b5-1 plan that was in effect prior to the date of this Purchase Agreement; (E) the sale or surrender to the Company by any of its Executive Officers or directors of any options or Common Stock underlying options in order to pay the exercise price or taxes associated with the exercise of options; (F) any issuance by the Company of Common Stock in connection with acquisitions that close more than 60 days after the date hereof or any acquisition in which the party or parties receiving the Common Stock agree to be bound by the restrictions of this Section 6(h); (G) transactions by any person other than the Company relating to Common Stock or other securities acquired in open market transactions after the completion of the offering of the Borrowed Shares; (H) transfers by any person, other than the Company, by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by the restrictions of this Section 6(h); and (I) the filing by the Company of a shelf registration statement from which the Company will not offer any Common Securities for a period of 60 days from the date hereof.

(i) To use its best efforts to list the Settlement Shares to be issued and sold pursuant to the Forward Agreement on the New York Stock Exchange, Inc., subject only to official notice of issuance and evidence of satisfactory distribution.

7. Conditions of Your Obligations; Termination by You.

(a) Your obligations to purchase and pay for the Borrowed Shares on the Closing Date shall be subject to the following conditions:

(i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date. You shall have received, prior to payment for the Borrowed Shares, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii) The relevant order or orders of the Commission pursuant to the Public Utility Holding Company Act of 1935, as amended, permitting the issuance and sale of the Borrowed Shares, a copy of which has been provided to you, shall remain in full force and effect.

(iii) On the Closing Date you shall receive the opinion of Troutman Sanders LLP, your counsel, substantially in the form attached hereto as Schedule II. On the Closing Date you and MLI shall receive the opinions of McGuireWoods LLP, counsel to the Company, and the Company’s General Counsel, substantially in the forms attached hereto as Schedule III and IV respectively.

(iv) You shall have received letters addressed to you from Deloitte & Touche LLP, dated the date of this Purchase Agreement and the Closing Date, containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, including any pro forma financial information.

(v) Subsequent to the execution of this Purchase Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement and the Prospectus (exclusive of amendments or supplements after the date hereof), and except for sales of the Company’s Common Stock as contemplated by Section 6(h) above, there shall not have occurred (1) any change in the Common Stock or long term debt of the Company (other than a decrease in the aggregate principal amount thereof outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company or a Significant Subsidiary other than a transaction in the ordinary course of business, the effect of which in each such case in your reasonable judgment is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Borrowed Shares on the terms and in the manner contemplated in the Prospectus and this Purchase Agreement, and (B) there shall not have occurred (1) a downgrading in the rating accorded the Company’s senior unsecured notes, or securities that are pari passu to the Company’s senior unsecured notes, by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of the Company on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in your reasonable judgment, make it impracticable to proceed with the public offering or delivery of the Borrowed Shares on the terms and in the manner contemplated in the Prospectus and in this Purchase Agreement.

(vi) On the Closing Date, the representations and warranties of each of the Company and MLI in this Purchase Agreement shall be true and correct as if made on and as of such date, and each of the Company and MLI shall have performed all obligations and satisfied all conditions required of it under this Purchase Agreement; and, on the Closing Date, you shall have received certificates to such effect signed by, respectively, the President or any Vice President of the Company and by a duly authorized representative of MLI.

(vii) All legal proceedings to be taken in connection with the offering and sale of the Borrowed Shares shall have been satisfactory in form and substance to Troutman Sanders LLP.

(b) In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Purchase Agreement may be terminated by you upon mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 and Sections 6(b), 6(g) and 7(c) hereof.

(c) If this Purchase Agreement shall be terminated by you pursuant to Section 7(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Purchase Agreement, or if for any reason the Company shall be unable to perform its obligations under this Purchase Agreement, then in any such case, the Company will reimburse you for all out-of-pocket expenses (in addition to the fees and disbursements of your counsel as provided in Section 6(g)) reasonably incurred by you in connection with this Purchase Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Section 6(b) and Section 9.

8. Conditions of the Obligations of the Company and MLI. The obligations of the Company under this Purchase Agreement and the obligation of MLI to deliver the Borrowed Shares shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Purchase Agreement may be terminated by the Company or by MLI by mailing or delivering written notice thereof to you and to the other party. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(b), 6(g), and 9 hereof.

9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless MLI and you, and each person who controls MLI or you within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which MLI, you or any of such persons may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse MLI, you and each such controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing indemnity agreement, insofar as it relates to any preliminary Prospectus, shall not inure to your benefit (or to the benefit of any person who controls you) on account of any losses, claims, damages or liabilities arising out of your sale of any of the Borrowed Shares to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if the Company shall have made any supplements or amendments which have been furnished to you), shall not have been sent or given by you or on your behalf to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act and the Company satisfied its obligations pursuant to Section 6(a) hereof, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by you or on your behalf for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any preliminary Prospectus. The indemnity agreement of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by you or on your behalf or any such controlling person, and shall survive the delivery of the Borrowed Shares.

(b) You agree to indemnify and hold harmless the Company, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, and MLI, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any preliminary Prospectus (if and when used prior to the date hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by you or on your behalf for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any preliminary Prospectus. Your indemnity agreement contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such controlling person, and shall survive the delivery of the Borrowed Shares.

(c) The Company, MLI and you agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against MLI or any of its officers or directors, or any person controlling MLI as aforesaid, or against you or any person controlling you as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company and MLI, on the one hand, and of you, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company or MLI, on the one hand, or by you, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, MLI and you agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Intentionally omitted.

11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Purchase Agreement or contained in certificates of officers of the Company or duly authorized representatives of MLI submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by you or on your behalf or any of your controlling persons, or by or on behalf of the Company, or by or on behalf of MLI, and shall survive delivery of the Borrowed Shares.

12. Miscellaneous. The validity and interpretation of this Purchase Agreement shall be governed by the laws of the State of New York. This Purchase Agreement shall inure to the benefit of the Company, MLI and you and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of the Company referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Purchase Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Purchase Agreement or any provision herein contained. The term “successors” as used in this Purchase Agreement shall not include any purchaser, as such, of any of the Borrowed Shares from you.

13. Notices. All communications hereunder shall be in writing and if to you shall be mailed, faxed or delivered to you at the address set forth on Schedule I hereto, or if to the Company shall be mailed, telecopied or delivered to it, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211), or if to MLI shall be mailed, telecopied or delivered to it, attention of Equity-Linked Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, North Tower, 5th Floor, New York, New York 10080 (facsimile number: (212) 738-1069).

[the remainder of this page is intentionally left blank]

Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement among the Company, MLI and you in accordance with its terms.

DOMINION RESOURCES, INC.

By:	/s/ G. Scott Hetzer
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

MERRILL LYNCH INTERNATIONAL

By:	/s/ Brian Carroll
Name:	Brian Carroll
Title:	Authorized Signatory

The foregoing agreement is hereby confirmed and accepted, as of the date first above written.

J.P. MORGAN SECURITIES INC.

By:	/s/ Yaw Asamoah-Duodu
Authorized Signatory:
Name:	Yaw Asamoah-Duodu
Title:	Vice President

SCHEDULE I

Total Number of Firm Shares Being Purchased: 10,000,000 Shares

Purchase Price per Share: $65.12

Total Purchase Price: $651,200,000

Time of Delivery: September 13, 2004, 10:00 A.M.

Closing Location:	One James Center
901 East Cary Street
Richmond, VA 23219

The specimen of the Borrowed Shares will be available for your inspection at:

One James Center
901 East Cary Street
Richmond, VA 23219

Address for Notices:

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
ATTN: Syndicate Desk
Fax: 212-622-8358

with a copy of any notice pursuant to Section 9(c) also sent to:

Troutman Sanders LLP
1111 East Main Street
Richmond, Virginia 23219
Attn: F. Claiborne Johnston, Jr., Esquire
facsimile number: (804) 698-5108

SCHEDULE II

PROPOSED FORM OF OPINION

OF

TROUTMAN SANDERS LLP

Bank of America Center

1111 East Main Street

Richmond, Virginia 23219

Re: DOMINION RESOURCES, INC.

2004 Common Stock Forward Sale

September 13, 2004

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

We have acted as your counsel in connection with the arrangements for the borrowing and sale by Merrill Lynch International (MLI), at the request of Dominion Resources, Inc., a Virginia corporation (the Company), of 10,000,000 shares (the Borrowed Shares), of the Company’s common stock (no par value) pursuant to a Purchase Agreement dated September 7, 2004, between the Company, MLI and you (the Purchase Agreement). This letter is being delivered to you pursuant to the Purchase Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Purchase Agreement have been satisfactory to us.

In addition, we attended the closing held today at the offices of McGuireWoods LLP, One James Center, Richmond, Virginia, at which the Company satisfied the conditions contained in Section 7 of the Purchase Agreement that are required to be satisfied as of the Closing Date.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

2. No approval or consent by any public regulatory body, other than such order and notification of effectiveness by the Commission and approvals under the Securities Act and the Rules and Regulations, all of which have been obtained, is legally required in connection with the sale of the Borrowed Shares as contemplated by the Purchase Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Borrowed Shares in such states) and the carrying out of the provisions of the Purchase Agreement.

3. The Purchase Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

4. The Borrowed Shares have been duly authorized and are validly issued, fully paid and non-assessable.

5. The Registration Statement with respect to the Borrowed Shares filed pursuant to the Securities Act has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the Borrowed Shares in the manner therein specified.

6. The Registration Statement and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

7. The statements relating to the Borrowed Shares contained in the prospectus initially filed as part of the Registration Statement under the caption DESCRIPTION OF CAPITAL STOCK—Common Stock are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading.

*    *    *    *    *    *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated in the preceding paragraph in regard to the statements relating to the Borrowed Shares under the captions set forth in such preceding paragraph. We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Prospectus as it was initially issued and as has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in the Purchase Agreement. None of the foregoing participation, review or attendance disclosed to us any information that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued or the date it was supplemented or amended, or that the Registration Statement or the Prospectus contains on the date hereof (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference and any pro forma financial information and notes thereto included or incorporated by reference into the Registration Statement or the Prospectus, as to which we express no belief) any untrue statement of a material fact or omitted on said dates or now omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus prior to the date of the Purchase Agreement.

In rendering the opinions set forth in paragraphs (1) – (7) above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

TROUTMAN SANDERS LLP

SCHEDULE III

PROPOSED FORM OF OPINION

OF

MCGUIREWOODS LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

Re: DOMINION RESOURCES, INC.

2004 Common Stock Forward Sale

September 13, 2004

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Merrill Lynch International

c/o Merrill Lynch, Pierce, Fenner & Smith

                        Incorporated

4 World Financial Center

North Tower, 5th Floor

New York, New York 10080

ATTN: Equity-Linked Capital Markets

Ladies and Gentlemen:

We have acted as counsel to Dominion Resources, Inc., a Virginia corporation (the Company), in connection with the letter agreement dated September 7, 2004 (the Forward Agreement) between the Company and Merrill Lynch International (MLI) relating to the forward sale by the Company of 10,000,000 shares of its common stock (no par value) (the Common Stock) and in connection with the borrowing and sale by MLI, at the request of the Company, to J.P. Morgan Securities Inc. (JPMorgan) of 10,000,000 shares of Common Stock, pursuant to a purchase agreement dated September 7, 2004, among the Company, MLI and JPMorgan (the Purchase Agreement). This letter is being delivered to you pursuant to the provisions of Section 7(a)(iii) of the Purchase Agreement. All terms not otherwise defined herein have the meanings set forth in the Purchase Agreement or the Forward Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to

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various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Purchase Agreement have been satisfactory to us. With respect to opinions relating to the Settlement Shares, we have assumed the continuing accuracy of representations and warranties relating to the Settlement Shares made by the Company and MLI in the Purchase Agreement and the Forward Agreement and the compliance by the Company and MLI with all covenants relating to the Settlement Shares contained in the Purchase Agreement and the Forward Agreement.

On this basis we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Public Utility Holding Company Act of 1935, the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement and the Forward Agreement by the Company or for the offering, issuance, sale or delivery of the Borrowed Shares or the Settlement Shares. An appropriate order of the Commission with respect to the sale of the Settlement Shares under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Settlement Shares as contemplated by the Forward Agreement.

2. The Borrowed Shares have been duly authorized and are validly issued, fully paid and non-assessable.

3. The Settlement Shares to be purchased by MLI from the Company pursuant to the Forward Agreement, whether pursuant to physical settlement, net stock settlement, as a result of acceleration of the Forward Agreement or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to MLI pursuant to the Forward Agreement against payment for consideration as set forth in the Forward Agreement, will be validly issued and fully-paid and non-assessable, and the issuance of the Settlement Shares is not subject to any preemptive or similar right.

4. The Registration Statement (Reg. No. 333-106790) with respect to the Borrowed Shares filed pursuant to the Securities Act has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the Borrowed Shares in the manner therein specified.

5. The Registration Statement and the Prospectus (except the financial statements, pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

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6. The statements relating to the Borrowed Shares contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF CAPITAL STOCK—Common Stock are substantially accurate and fair.

7. The Forward Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

8. In reliance upon the SEC Staff Interpretation of Section 5 of the Securities Act set forth in the no-action letter captioned Goldman, Sachs & Co. (available October 9, 2003), the issuance and sale of the Settlement Shares by the Company to MLI in settlement of the Forward Agreement in accordance with the terms thereof will not require registration under the Securities Act, and MLI will not have an obligation to deliver a prospectus in connection with the shares delivered to it by the Company upon such settlement, assuming that (i) Prospectuses were delivered by JPMorgan in connection with sales of Borrowed Shares in an amount greater than or equal to the number of Settlement Shares, and (ii) MLI only delivers the Settlement Shares to close out open borrowings created in the course of the hedging activities by MLI relating to its exposure under the Forward Agreement in compliance with the Forward Agreement.

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in Section 7 of the Purchase Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in paragraph 6 in regard to the statements described under the captions set forth in paragraph 6. But such conferences, consultation, examination and attendance disclosed to us no information that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus (in each case, except with respect to the financial statements, any pro forma financial information and schedules and other financial information contained or incorporated by reference in the

III-3

Registration Statement or Prospectus) contains on the date hereof, any untrue statement of a material fact or omitted on such dates or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing assurance is provided on the basis that any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus prior to the date of the Purchase Agreement.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Yours very truly,

MCGUIREWOODS LLP

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SCHEDULE IV

PROPOSED FORM OF OPINION

OF

GENERAL COUNSEL OF

DOMINION RESOURCES, INC.

120 Tredegar Street

Richmond, VA 23219

Re: DOMINION RESOURCES, INC.

2004 Common Stock Forward Sale

September 13, 2004

To:	The Addressees Listed on Annex A

Ladies and Gentlemen:

The arrangements for the borrowing and sale of up to 10,000,000 shares of Common Stock (the Borrowed Shares), of Dominion Resources, Inc. (the Company), by Merrill Lynch International (MLI) to J.P. Morgan Securities Inc. (JPMorgan), pursuant to a Purchase Agreement dated September 7, 2004, by and among the Company, MLI and JPMorgan (the Purchase Agreement), in connection with the letter agreement dated September 7, 2004, (the Forward Agreement) between the Company and MLI, relating to the forward sale by the Company of 10,000,000 shares of its common stock (no par value), have been taken under my supervision as Vice President and General Counsel of the Company. Terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

As Vice President and General Counsel of the Company, I have general responsibility over the attorneys within the Company’s Legal Department responsible for rendering legal counsel to the Company regarding corporate, financial, securities, and other matters. I am generally familiar with the organization, business and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the offering and sale of the Borrowed Shares and the issuance and sale of the Settlement Shares, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Borrowed Shares and the issuance and sale of the Settlement Shares. Accordingly, some of the

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matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

On this basis I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement and the Forward Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

2. Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the respective laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

3. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

4. The Forward Agreement has been duly authorized, executed and delivered by the Company.

5. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s or any of its subsidiaries’ properties is subject other than any proceedings described in the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of the Company to perform its obligations under the Purchase Agreement or the Forward Agreement or to consummate the transactions contemplated thereby or by the Prospectus.

I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without my prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

Yours very truly,

GENERAL COUNSEL

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ANNEX A

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Merrill Lynch International

c/o Merrill Lynch, Pierce, Fenner & Smith

                        Incorporated

4 World Financial Center

North Tower, 5th Floor

New York, New York 10080

ATTN: Equity-Linked Capital Markets

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